Exhibit 10.1

AMENDMENT No. 2 TO SUPPLY AGREEMENT No. SPM 254

This Amendment (“Amendment”), effective as of January 1, 2007 is made by and between Genzyme Corporation (including certain of its Subsidiaries and Affiliates as listed on Attachment A of the Agreement) with a principal place of business at Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (“GENZYME”), and Invitrogen Corporation with a principal place of business at 1600 Faraday Avenue, Carlsbad, California 92008 (“SUPPLIER”).

WHEREAS, the parties entered into an Supply Agreement dated   January 1, 2005 and attached hereto as Exhibit A (the “Purchase and Supply Agreement”), and

WHEREAS, the parties now wish to amend the Agreement in order to modify certain provisions thereof;

NOW, THEREFORE, the parties agree as follows:

Section 1 shall be amended to add the following definition:

1.9 “Hot List” means a list of up to 50 high usage Research Products to be mutually determined by the Parties.

Section 5.7 will be deleted in its entirety and replaced by the following;

5.7 Pricing for Research Products.

5.7.1 Current US prices for SUPPLIER Research Products are set forth in SUPPLIER’s current catalog (“List Price”). Each Selling Entity has a different catalog and the List Prices may vary by country.  [**]

5.7.2 Effective January 1, 2007, price increases for all Research Products other than Research Products on the Hot List shall be determined as follows: [**]

5.7.3 [**]

5.7.4  [**]

5.7.5 [**]

Except as stated above, the existing terms of the Supply Agreement shall not be affected by this Amendment and shall remain in full force and effect between the parties.  In the event that this Amendment is deemed unenforceable by a court of law, the Supply Agreement shall remain valid and enforceable as an agreement between the parties.

Invitrogen Corporation	Genzyme Corporation

/s/ Bernd Brust	/s/ Mark Bamforth
By: Bernd Brust	Mark Bamforth
Title: Senior VP, Global Sales	Sr. Vice-Operation and Pharmaceuticals
Date: June 25, 2007	Genzyme Corporate
Date: June 14, 2007

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission